EXHIBIT 23.2
Consent of Killman, Murrell & Company, P.C., Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stinger Systems, Inc. 2005 Stock Option/Stock Bonus Plan of our report dated March 21, 2006, with respect to the financial statements of Stinger Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.
/s/Killman, Murrell & Company, P.C.
Houston, Texas
May 17, 2006